                                                                      EXHIBIT 99

July 1, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Net Command Tech, Inc.
     (formerly Corsaire, Inc.)
     Current Report on Form 8-K, dated July 1, 1999

Ladies and Gentlemen:

         We have read Item 4 of the Current Report on Form 8-K of Net Command Tech, Inc. dated July 1, 1999. Stabala, Ramirez & Associates, Inc. understand that it is being replaced by Ernst & Young LLP, as the Board of Directors wishes to utilize a national CPA firm. Strabala, Ramirez & Associates, Inc. further understands that its replacement was not as a result of performance, nor SEC investigations, nor any disagreement.

         Stabala, Ramirez & Associates, Inc. is in agreement with the first paragraph contained in Item 4, as well as the first sentences of paragraph three and paragraph four. We have no basis to agree or disagree with any other statements of Net Command Tech, Inc. contained in the Current Report.


                                        /s/ Manuel J. Ramirez, CPA
                                        ------------------------------------
                                        Strabala, Ramirez & Associates, Inc.
                                        President and CEO

Irvine, California
July 1, 1999